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                                                                     EXHIBIT 23a






                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 27, 1996 appearing on page 20 of Washington Real Estate Investment Trust's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts".


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Washington, D.C.
June 11, 1996